Exhibit 10.66

                          EMPLOYEE RETENTION AGREEMENT

                             FOR MIRANT SERVICES LLC





         This Employee Retention Agreement ("Agreement") is made and entered into by and between Mirant Services LLC (the "Company") and John W. Holden (the "Employee") on July 9, to be effective as of July 9, 2002.

                              W I T N E S S E T H:

          WHEREAS, the Employee is an employee of the Company or another Mirant Subsidiary; and

          WHEREAS, the Company wishes to continue to encourage the Employee to remain with the Company; and

          WHEREAS,   Company   desires  to  provide   Employee  with  additional
     compensation for services Employee has or will provide for the Company.

          NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Award Amounts" shall mean the payments made to the Employee pursuant to Section 2 of this Agreement.

          (b) "Change in Control" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (c) "Change in Control Benefit Plan Determination Policy" shall mean the Amended and Restated Mirant Corporation Change in Control Benefit Plan Determination Policy, effective as of April 2, 2001, as amended and restated as of February 19, 2002.

          (d) "Company" shall mean Mirant Services LLC, its successors and assigns.

          (e) "Disability" shall mean you are limited from performing the material and substantial duties of your regular occupation due to your sickness or injury; and you have a 20% or more loss in your indexed monthly earnings due to the same sickness or injury. The company may require such medical or other evidence, as it deems necessary to judge the nature and permanency of the Employee's condition.

          (f) "Effective Date" shall mean the date of execution of this Agreement, unless otherwise provided herein.


          (h) "Good Reason" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy, except that references in such definition to the date of a Change in Control, the date immediately prior to a Change in Control, or the 12-month period prior to a Change in Control (or words of similar import) shall instead refer to the Effective Date of this Agreement. For purposes of this Agreement, Good Reason can occur in the absence of a Change in Control. (i) "Mirant" shall mean Mirant Corporation, a Delaware corporation, its successors and assigns.

          (k) "Mirant Subsidiary" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (m) "Termination for Cause" or "Cause" shall have the meanings of such terms as set forth in the Change in Control Benefit Plan Determination Policy.

          (n) "Vesting Date" shall mean the earliest of (i) May 1, 2003, (ii) the occurrence of a Change in Control, or (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability or termination by the employer without Cause.


     2. Payment of Award Amounts. The Company will pay the Employee an amount of cash - each payment being referred to as an "AwardAmount" and the payments collectively being referred to as the "Award Amounts"--equal to:


          (a) Award in the amount of $500,000 in cash, on the earliest of (i) July 9, 2002, (ii) the occurrence of a Change in Control, or
               (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability, termination by the employer without Cause or resignation by the Employee for Good Reason; and


          (b) Award in the amount of $500,000 in cash, on the earliest of (i) August 15, 2002, (ii) the occurrence of a Change in Control, or
               (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability, termination by the employer without Cause or resignation by the Employee for Good Reason; and

          c) Award in the amount of $250,000 in cash, on the earliest of (i) November 15, 2002, (ii) the occurrence of a Change in Control, or
               (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability, termination by the employer without Cause or resignation by the Employee for Good Reason; and


          (d) Award in the amount of $250,000 in cash, on the earliest of (i) February 15, 2003, (ii) the occurrence of a Change in Control, or
               (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability, termination by the employer without Cause or resignation by the Employee for Good Reason; and

     To receive an Award Amount, Employee must have remained as an employee of the Company or Mirant or a Mirant Subsidiary up to the date preceding the date on which the Award Amount was due.


          3. Resignation by Employee. In the event of the Employee's voluntary resignation for any reason other than Good Reason prior to February 15, 2004, the Employee must return to the Company 50% of all after-tax amounts received pursuant to Sections 2(a) through
               (d) hereof. The provisions of this Section 3 shall not apply in the event of the occurrence of a Change in Control, or the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability, or the termination by the employer without Cause or resignation by the Employee for Good Reason.


          4.   Supplemental Pension Payment.


          (a) Nature of Payment. The Employee and/or the Employee's surviving spouse, if applicable, shall receive the payments described in this Section 4 if (i) the Employee remains employed with the Company or Mirant or a Mirant Subsidiary until May 1, 2005 (the "Service Requirement"), and upon the Employee's termination of employment enters into the attached release, or (ii) if a Change in Control occurs, or (iii) if the Employee's employment is terminated on account of the death or Disability of the Employee or is terminated by the Company without Cause, or (iv) if the Employee resigns for Good Reason. For the purpose of computing the monthly amounts payable to the Employee and/or the Employee's surviving spouse under this Section 4, no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereafter amended or any other limiting legislation shall be taken into account. In the event of the occurrence of any of the foregoing, the Company shall pay Employee and/or the Employee's surviving spouse, if applicable, an amount equal to the difference between:

               (i) The amount that would have been payable to him/her under the Mirant Services Pension Plan, the Pension Benefit portion of the Mirant Services Supplemental Benefit Plan, and the Mirant Services Supplemental Executive Retirement Plan (the "Pension Plans"), as in effect at the time of each payment, if the Employee's period of Accredited Service and Age (as defined in the Pension Plans) under the Pension Plans each included an additional five (5) years, and


               (ii) The  amount  payable  to  him/her  under the  Pension  Plans without such additional Accredited Service and Age.


          The Employee covenants and agrees that the consideration set forth in this Section 4(a) shall constitute good and complete consideration for the release provided by Employee to the Company.


          (b) Commencement and Form of Payments. The benefits provided in accordance with Section 4(a) above calculated by reference to the Pension Plans shall be paid in the same manner and commence at the same time as the Employee's benefits and/or the surviving spouse's benefits under the Pension Plans. Notwithstanding the preceding sentence, the Employee and/or the Employee's surviving spouse may become eligible for payment of benefits under Section 4(a) above up to five (5) years earlier than pension benefits are available under the Pension Plans. If payment of benefits provided under Section 4(a) commences prior to the earliest availability of benefits under the Pension Plans, then the full amount of pension benefits will be provided under Section 4(a) until payments commence under the Pension Plans. After payments commence under the Pension Plans Section 4(a) will only provide the difference in pension benefits described therein. If the form of payment subsequently elected under the Pension Plans by the Employee or the Employee's surviving spouse differs from the initial form of payment elected under Section 4(a), then the benefit difference will be computed as if the initial form of payment had also been elected under the Pension Plans. The Employee or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

          5.   Non-Disclosure, Non-Competition And Non-Solicitation Provisions.

          (a) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:


               (i)  "Entity" shall mean any business,  individual,  partnership,
                    joint    venture,    agency,    governmental    subdivision,
                    association, firm, corporation or other entity.

               (ii) "Affiliate"  shall  mean  the  following  Entities:  (A) any
                    Entity which owns an Interest (as defined below) in Company either directly or indirectly through any other Entity, (B) any Entity an Interest in which is owned directly or indirectly by any Entity which owns directly or indirectly an Interest in Company, (C) any Entity in which Company owns an Interest either directly or indirectly through any other Entity, or (D) any Entity which owns an Interest either directly or indirectly in an Entity an Interest in which is owned either directly or indirectly by Company. For purposes of this Agreement the term "Interest" shall include any equity interest in an Entity in an amount equal to or greater than 10% of the Entity's total outstanding equity interests.

               (iii)"Confidential   Information"   shall  mean  proprietary  and
                    confidential data or information other than Trade Secrets (as defined below), which is valuable to, and related to the business of, the Company or its Affiliates, the details of which are generally unknown to the public or to Competitors (as defined below), including, without limitation, information regarding Company's employees, business strategies, models and systems, customers, suppliers, partners and affiliates, gained by Employee as a result of his affiliation with Company or its Affiliates, and other items that Company or its Affiliates may from time to time mark or otherwise identify as confidential.

               (iv) "Trade  Secrets"  shall  mean  information  of or related to
                    Company, its Affiliates or Third Parties which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; it being agreed that such information includes, without limitation, technical and non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers.

               (v) "Intellectual Property" shall mean all work product, property, data, documentation, "know-how", concepts or plans, inventions, discovery, compositions, innovations, computer programs, improvements, techniques, processes, designs, article of manufacture or information of any kind, or any new or useful improvements of any of the foregoing and any Trade Secrets, patents, copyrights, Confidential Information, mask work, trademark or service mark, relating in any way to Company or its Affiliates and its or their business prepared, conceived, revised, discovered, developed, or created by Employee for Company or its Affiliates or by using Company's or its Affiliates' time, personnel, facilities, or material.

               (vi) "Area"  shall mean the  geographical  area as defined as the
                    United States and Canada. Should Company and Employee agree to additional responsibilities outside of the defined geographical area, this Agreement shall be expanded by written amendment to include those additional areas of responsibility.

               (vii)"Competitor"  shall  mean  any  Entity  engaged,  wholly  or partly, in the energy trading and marketing business of Company including, without limitation, those Competitors listed on Exhibit A.

               (viii)  "Competitive  Position"  shall  mean:  (A) the  direct or indirect ownership or control of all or any portion of a Competitor, other than the ownership of less than 2% of a Competitor's stock which is traded on a national exchange; or (B) any employment or independent contractor arrangement with any Competitor whereby Employee will serve such Competitor in the same or similar functional capacity as that which he performs for Company pursuant to the terms of this Agreement.

          (b)  Nondisclosure: Ownership of Proprietary Property.

               (i) Nondisclosure. In recognition of Company's need to protect its legitimate business interests, Employee hereby acknowledges that he has been and will continue to be given access to valuable Trade Secrets and Confidential Information; and Employee hereby covenants and agrees that he will use the Trade Secrets and Confidential Information for Company's business purposes only, and that he will not for any reason, in any fashion, form or manner, other than as instructed by a duly authorized representative of Company, copy, disclose, disseminate, communicate, transfer or otherwise convey to any Entity any item: (a) which is a Trade Secret, for so long as such item remains a trade secret under applicable law; or (b) which is Confidential Information, other than Trade Secrets, during the term of this Agreement and for a period of two (2) years thereafter.

               (ii) Notification  of  Unauthorized  Disclosure.  Employee  shall exercise his best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to Employee. Employee shall immediately notify Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware. Employee shall assist Company, to the extent necessary, in the procurement or protection of Company's or its Affiliates' rights to or in any Intellectual Property, Trade Secrets or Confidential Information and, upon Company's request, shall assist, to the extent necessary, in the procurement or protection of any Third Party's rights to or in any Intellectual Property, Trade Secrets or Confidential Information.

               (iii)Ownership.  To the  greatest  extent  possible,  any and all
                    Intellectual Property shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C(a) ss.ss. 101 et seq.), and Employee hereby unconditionally and irrevocably transfers and assigns to Company or its Affiliates all rights, title and interest Employee currently has or in the future may have by operation of law or otherwise in or to any Intellectual Property, including, without limitation, all patents, copyrights, trademarks, service marks and other Intellectual Property rights and agrees that Company or its Affiliates shall have the exclusive world-wide ownership of such Intellectual Property, and that no Intellectual Property shall be treated as or deemed to be a "joint work" (as defined by the Copyright Act) of Employee and Company, its Affiliates or otherwise. Employee agrees to execute and deliver to Company or its Affiliates any transfers, assignments, documents or other instruments which Company or its Affiliates may deem necessary or appropriate to vest complete title and ownership of any Intellectual Property, and all rights therein, exclusively in Company or its Affiliates, as the case may be.

               (iv) Return of Materials.  Immediately  upon  termination of this
                    Agreement, or at any point prior to or after that time upon the specific request of Company, Employee shall return to Company all written or descriptive materials of any kind belonging to Company or its Affiliates, including, without limitation, any Intellectual Property, Confidential Information and Trade Secrets, in Employee's possession.

               (v) Public Statements. Company shall issue all public statements concerning the work hereunder;Employee shall not issue any public statements concerning such work without prior authorization from Company.

          (c) Non-Competition. Employee and Company expressly covenant and agree that the territorial, time and other restrictions contained in this Agreement constitute the most reasonable and equitable restrictions possible to protect the business interests of Company given: (a) the business of Company; (b) the competitive nature of Company's industry; and (c) that Employee's skills are such that he could easily find alternative, commensurate employment or consulting work in his field which would not violate any of the provisions of this Agreement. Therefore, Employee expressly covenants and agrees that during the term of his employment by Company, and for a period of one (1) year thereafter (such additional one (1) year period to be referred to as the "Non-compete Period"), he shall not, directly or indirectly, accept or enter into a Competitive Position within the Area.

          (d) Non-solicitation of Customers and Employees. Employee covenants and agrees that during the term of his employment by Company, and for a period of one (1) year thereafter, he shall not, either directly or indirectly, for himself or in conjunction with or on behalf of any Entity: (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of Company whom Employee has solicited or has otherwise contacted for solicitation on behalf of Company; or (b) solicit, divert, or hire away or attempt to solicit, divert or hire away any person employed by Company (whether or not such person is a full-time or temporary employee, whether or not such employment is pursuant to a written agreement, and whether or not such employment is for a determined period or at-will) during any time Employee was employed by Company pursuant to this Agreement

          (e) Reformation of Scope. If any of the provisions of this Section 5 are found to be unreasonably broad, oppressive or unenforceable in any action, suit or proceeding before any federal or state court, such court (i) shall narrow the non-compete Period or the Area or shall otherwise endeavor to reform the scope of such agreements in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such agreements as so reformed.

          (f) Rights and Remedies upon Breach. In the event the Employee breaches, or threatens to commit a breach of, any of the provisions of the restrictive covenants in this Section 5, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

          (i) the right and remedy to enjoin, preliminarily and permanently, the Employee from violating or threatening to violate the restrictive covenants and to have the restrictive covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the restrictive covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company;

          (g) Enforcement of Non-Competition Clause. In the event the Company chooses, in its sole discretion, to enforce the non-competition covenants under Section 5(c) hereof, the Company shall pay to Employee in a lump sum the amount determined by taking the total of (i) his base salary as in effect at the time of termination and (ii) his average incentive bonus (determined by taking the average of the previous two annual incentive bonuses received by Employee), and dividing such total by twelve and multiplying by the months remaining in the non-competition period. Notwithstanding the foregoing, if the Company, in its sole discretion, notifies Employee in writing of his release from the non-compete obligations under Section 5(c), or if Employee is otherwise in breach of any provision of this Agreement, including but not limited to Section 5 hereof, the Company's obligation to make any payment under this Section 5(g) shall immediately terminate and Employee shall repay any amount previously paid under this Section 5(g). Any notice of the release from the non-compete obligations must occur within 10 days of termination.



     6. Confidentiality and Legal Process. The Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to anyone other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with the Company or any Mirant Subsidiary. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit the Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, the Employee shall continue to be under a duty to respond truthfully to matters of law and shall continue to be under a duty to respond truthfully to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe the Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such government's governmental functions.

     7. Assignability. Neither the Employee, his estate, his beneficiaries, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Agreement shall be void and have no effect.

     8. Unsecured General Creditor. Unless the Company shall in its discretion determine otherwise, the benefits payable to the Employee under this Agreement shall not be funded in any manner and shall be paid by the Company out of its general assets, which assets are subject to the claims of the Company's creditors.

     9. Guarantee of Mirant. If the Company fails or refuses to make payments under this Agreement, the Employee shall have the right to obtain payment by Mirant under the terms of the "Guarantee Agreement Concerning Mirant Services LLC Compensation and Benefit Arrangements" entered into by the Company and Mirant. The Employee's right to payment is not increased as a result of this Guarantee. The Employee has the same right to payment from Mirant as from the Company. Any demand to enforce this guarantee should be made in writing and should reasonably and briefly specify the manner and the amount the Company has failed to pay.

     10. Amendment; Modification; Termination. Except as otherwise provided herein, this Agreement may be amended, modified, or terminated only by a writing executed by the parties hereto.

     11. Severability. The un-enforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions, and to the extent necessary to give such other provisions effect, they shall be deemed severable.

     12. Waiver of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     13. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

     14. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Employee.

     15. Compensation. Any compensation paid to Employee under this Agreement shall not be considered "compensation," as the term is defined in the Mirant Services LLC Employee Savings Plan or the Mirant Services Pension Plan. Any award amounts paid to the Employee shall not be considered wages, salaries or compensation under any other employee benefit plan.

     16. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter or modify, whether or not for Cause, the employment relationship of the Employee and the Company.

     17. Transfer of Employment to Mirant or another Mirant Subsidiary. In the event that the Employee's employment by the Company is terminated prior to the Vesting Date and the Employee shall become immediately re-employed by Mirant or another Mirant Subsidiary, the Company shall assign this Agreement to Mirant or such Mirant Subsidiary; and Mirant or such Mirant Subsidiary shall accept such assignment or cause such Mirant Subsidiary to accept such assignment. Notwithstanding any such assignment, or any acceptance of any such assignment, payment of all amounts due Employee under this Agreement shall continue to be guaranteed by Mirant pursuant to the Guarantee Agreement Concerning Mirant Services LLC Compensation and Benefit Arrangements.

     18. Governing Law. This Agreement, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above on the date first listed above, to be effective as of the Effective Date.

               MIRANT SERVICES LLC:



               By:  /s/ --------------------------------------------------



               Attest:



               By:  /s/ --------------------------------



               EMPLOYEE:


               ___/s/_____________________________ John W. Holden

                          WAIVER AND RELEASE AGREEMENT

          This Waiver and Release Agreement (the "Waiver and Release") is entered into by and among Mirant Corporation ("Mirant"), Mirant Services, LLC (the "Company") and Bill Holden ("Executive") this 3rd day of July, 2002.

          1. General Waiver and Release: For and in consideration of the agreement of Mirant and the Company to provide Executive the severance benefits described in that certain Retention Agreement, dated as of July 9, 2002, among Executive, Mirant and the Company (the "Agreement"), Executive, with the intention of binding himself and all of his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Mirant and the Company, and all of their respective past and present officers, directors, stockholders, employees, agents, parent corporations, predecessors, subsidiaries, affiliates, estates, successors, assigns and attorneys (hereinafter collectively referred to as "Released Parties") from any and all claims, charges, actions, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, rights, damages, promises, demands or liabilities (hereinafter collectively referred to as "Claims") whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Executive, individually or as a member of any class, now has, owns or holds or has at any time heretofore ever had, owned or held against the Released Parties including, but not by way of limitation, Claims arising out of or in any way connected with Executive's employment with the Company or any of the Released Parties or the termination of any such employment relationship, including, but not by way of limitation, Claims pursuant to federal, state or local statute, regulation, ordinance or common-law for (i) employment discrimination; (ii) wrongful discharge; (iii) breach of contract; (iv) tort actions of any type, including those for intentional or negligent infliction of emotional harm; and (v) unpaid benefits, wages, compensation, commissions, bonuses or incentive payments of any type, except as follows:

          A. those obligations of the Company and its affiliates under the Agreement, pursuant to which this Waiver and Release is being executed and delivered; and

          B. claims, if any, for Executive's accrued or vested benefits under the retirement plans, savings plans, investment plans and employee welfare benefit plans, if any, of the Released Parties (within the meaning of
     Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")), as amended; provided, however, that nothing herein is intended to or shall be construed to require the Released Parties to institute or continue in effect any particular plan or benefit sponsored by the Released Parties and the Company and all other Released Parties hereby reserve the right to amend or terminate any such plan or benefit at any time; and

          C. any rights to indemnification or advancement of expenses to which Executive may otherwise be entitled pursuant to the Articles of Incorporation or Bylaws of any of the Released Parties, or by contract or applicable law, as a result of Executive's service as an officer or director of any of the Released Parties.

          Executive further understands and agrees that he has knowingly relinquished, waived and forever released any and all remedies arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys' fees.

          2. Waiver and Release of ADEA Claims: Without limiting the generality of the foregoing, and also for and in consideration of the Company's agreement to provide Executive Severance Benefits described in Article 3 of the Agreement, Executive specifically acknowledges and agrees that he does hereby knowingly and voluntarily release Mirant, the Company and all other Released Parties from any and all claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq. ("ADEA"), which Executive ever had or now has from the beginning of time up to the date this Waiver and Release is executed, including, but not by way of limitation, those ADEA Claims which are in any way connected with any employment relationship or the termination of any employment relationship which existed between the Company or any other Released Parties and Executive. Executive also acknowledges that he has been provided with a notice, as required by the Older Workers Benefit Protection Act of 1990, that contains (i) information about the individuals covered under the Agreement, (ii) the eligibility factors for participation in the Agreement,
     (iii) the time limits applicable to the Agreement, (iv) the job titles and ages of the employees designated to participate in the Agreement, (v) and the ages of the employees in the same job classification who have not been designated to participate in the Agreement. (See Attachment 1). Executive further acknowledges and agrees that he has been advised to consult with an attorney prior to executing this Waiver and Release and that he has been given forty-five (45) days to consider this Waiver and Release prior to its execution. Executive agrees that in the event that he executes this Waiver and Release prior to the expiration of the forty-five (45) day period, he shall waive the balance of said period. Executive also understands that he may revoke this Waiver and Release of ADEA Claims at any time within seven
     (7) days following its execution and that, if Executive revokes this Waiver and Release of ADEA Claims within such seven (7) day period, it shall not be effective or enforceable and he will not receive the above-described consideration or any payments provided for in the Agreement that have not been paid.

          3. Covenant Not to Sue: Executive acknowledges and agrees that this Waiver and Release may not be revoked at any time after the expiration of the seven (7) day revocation period and that he will not institute any suit, action, or proceeding, whether at law or equity, challenging the enforceability of this Waiver and Release. Should Executive ever attempt to challenge the terms of this Waiver and Release, attempt to obtain an order declaring this Waiver and Release to be null and void, or institute litigation against any of the Released Parties based upon a Claim other than an ADEA Claim which is covered by the terms of this Waiver and Release, Executive will as a condition precedent to such action repay all monies paid to him under the terms of this Waiver and Release. Furthermore, if Executive does not prevail in an action to challenge this Waiver and Release, to obtain an order declaring this Waiver and Release to be null and void, or in any action against any of the Released Parties based upon a Claim other than an ADEA Claim which is covered by the Waiver and Release set forth herein, Executive shall pay to the Company and/or the appropriate Released Parties all their costs and attorneys' fees incurred in their defense of Executive's action.

               Provided, however, that it is understood and agreed by the parties that Executive shall not be required to repay the monies paid to him under the terms of this Waiver and Release or pay the Company and/or the appropriate Released Parties all their costs and attorneys' fees incurred in their defense of Executive's action (except those attorneys' fees or costs specifically authorized under federal law) in the event that Executive seeks to challenge his Waiver and Release of Claims under the ADEA.

          4. Denial of Liability: Executive acknowledges and agrees that neither the payment of Severance Benefits under the Agreement nor this Waiver and Release is to be construed in any way as an admission of any liability whatsoever by Mirant, the Company or any of the other Released Parties, by whom liability is expressly denied.

          5. Agreement Not to Seek Further Relief: Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date of execution of this Waiver and Release, filed any complaints, charges or lawsuits against any of the Released Parties with any governmental agency or any court or tribunal, and that he will not do so at any time hereafter. Executive further acknowledges and agrees that he hereby waives any right to accept any relief or recovery, including costs and attorneys' fees, that may arise from any charge or complaint before any federal, state or local court or administrative agency against the Released Parties.

          6. Company Property: Executive agrees that he will not retain or destroy, and will immediately return to the Company, any and all property of the Company in his possession or subject to his control, including, but not limited to, keys, credit and identification cards, personal items or equipment provided for his use, customer files and information, all other files and documents relating to the Company and its business, together with all written or recorded materials, documents, computer disks, plans, records or notes or other papers belonging to the Company. Executive further agrees not to make, distribute or retain copies of any such information or property.

          7. Confidentiality Agreement: Executive acknowledges that the terms of this Waiver and Release must be kept confidential. Accordingly, Executive agrees not to disclose or publish to any person or entity, except as required by law or as necessary to prepare tax returns, the terms and conditions or sums being paid in connection with this Waiver and Release.

          8. Acknowledgment: Executive acknowledges that he has carefully read and fully understands the terms of this Waiver and Release and the Agreement and that this Waiver and Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by Mirant, the Company or any or the other Released Parties as to the merits, legal liabilities or value of his claims. Executive further acknowledges that he has had a full and reasonable opportunity to consider this Waiver Release and that he has not been pressured or in any way coerced into executing this Waiver and Release.

          9. Choice of Laws: This Waiver and Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia.

          10. Severability: With the exception of the waiver and releases contained in Sections 1 and 2 above, if any provision of this Waiver and Release is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this Waiver and Release and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision. In the event that both of the releases contained in Sections 1 and 2 above are unenforceable or are held to be unenforceable, the parties understand and agree that the remaining provisions of this Waiver and Release shall be rendered null and void and that neither party shall have any further obligation under any provision of this Waiver and Release.

          11. Entire  Agreement:  This document contains all terms of the Waiver and Release and supersedes and invalidates any previous agreements or contracts regarding the same subject matter. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

     IN WITNESS WHEREOF, the undersigned acknowledges that he has read this Waiver and Release Agreement and sets his hand and seal this ____ day of ____________, 20__.


                    Bill Holden

     Sworn to and subscribed before me this _____ day of ______________, 20__.


     ---------------------

     Notary Public

     My Commission Expires:

     ---------------------

                         MIRANT CORPORATION

                         By: ________________________

                         MIRANT SERVICES LLC

                         By: ________________________